UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2009

ELKO VENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141426	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

650 Ruby Way, Crescent Valley, NV		89821
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (775) 201-6669

_________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 22, 2009, Ronald Yadin Lowenthal was appointed director and chief executive officer of our company and Lou Schiliro resigned as the chief executive officer of our company.

Mr. Lowenthal is a specialist in Corporate Finance, in the structuring of IPO’s and in fund raising for Mining Exploration Companies. From 1999, Mr. Lowenthal was a founding director of Incentive Holdings Ltd. and Incentive Securities Ltd., a South African based Financial Services Group. From 1982 to 1999, Mr. Lowenthal served as a financial consultant and as the compliance officer to family owned, Lowenthal & Co, a South African based Stock Broking, Corporate Finance and Fund Management company specializing in obtaining mining concessions for exploration, and obtaining and assisting a significant number of Mining and other companies with their obtaining quotations on the Johannesburg Stock Exchange. In 1971, Mr. Lowenthal earned a Masters of Business Administration degree from the Wharton Graduate Division, University of Pennsylvania, USA and in 1969 earned a Bachelor of Arts (Hons) degree in International Relations from the University of Sussex, England.

From 1972 to 1979, Mr. Lowenthal served as an International Merchant Banker with Scandinavian Bank in both London and in Singapore, Amex Bank in both London and in Hong Kong, Rothschild Intercontinental Bank in both London and in Hong Kong and with European and American Bank in New York. From 1979 to 1981, Mr. Lowenthal was involved in Diamond Mining and in Diamond Trading on an International basis.

Our board of directors now consists of Lou Schiliro and Ronald Yadin Lowenthal. Mr. Schiliro remains as the current president, secretary and chief financial officer.

There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELKO VENTURES INC.

/s/ Ronald Yadin Lowenthal
Ronald Yadin Lowenthal
Chief Executive Officer and Director

Date: July 22, 2009